                                                                   Exhibit 10.25


                          ENGINE DEVELOPMENT AGREEMENT


         THIS ENGINE DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into effective as of the 31st day of December 1999, by and between REDLINE PERFORMANCE PRODUCTS, INC., a Minnesota corporation with its principal place of business located at 2510 Commerce Way, Suite A, Vista, California 92083 (the "Company"), and STAN ROBINSON, an individual residing in the State of California ("Robinson") doing business as RM HOLDINGS, with its principal place of business located at 2510 Commerce Way, Suite B, Vista, California 92083 ("RM"). RM and Robinson are collectively referred to herein as the "Developer."


                                    RECITALS

         WHEREAS, the Company is in the business of designing, manufacturing and selling powersports products such as snowmobiles and ATVs;

         WHEREAS, the Developer is knowledgeable and experienced in the design, development and manufacture of engines for powersports products;

         WHEREAS, the Company and the Developer previously reached an oral agreement in December 1999, pursuant to which the Developer agreed, in exchange for compensation from the Company: (1) design and develop an engine for the Company's use in its snowmobiles and other powersports products; (2) keep all of the Company's proprietary information confidential; (3) assign to the Company any and all right, title and interest in and to all such work done for or on behalf of the Company with respect to the Engine, as well as the products resulting from such work, upon payment of $250,000 in cash and stock; and (4); and, until such time as the Company paid the $250,000 and acquired the engine and related technology, the Developer granted an exclusive license to the Company to use the engine and related technology.

         WHEREAS, the Company and the Developer desire to document and clarify their prior understanding and oral agreement regarding the Company's engagement of the Developer to design and develop an engine for the Company, pursuant to and in accordance with the terms and conditions contained in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants contained herein and the mutual benefits to be gained by performance hereof, the parties hereto agree as follows:

         1.) Definitions.

         (a) Engine. The term "Engine" means a 135 horsepower, 800cc, liquid-cooled, two cylinder, two-cycle combustion engine designed and developed for production.

         (b) Technology. The term "Technology" means all of the documentation, production tooling, designs, drawings, notes, prototypes, and other documents and materials, whether in written or another form, which are required to produce and manufacture the design and development of the Engine.

         (c) Developer. The term "Developer" shall mean RM and Robinson, collectively.

         2.) Engagement. The Company hereby engages the Developer as an independent contractor, and not as an employee, to design and develop the Engine for use in the Company's snowmobiles and possibly other powersports products, and the Developer hereby accepts such engagement upon the terms and conditions hereinafter set forth. The Company and the Developer hereby acknowledge and agree that as of the date of this Agreement the design and development of the Engine is complete and that Developer will not undertake or perform any additional design or development activities related to the Engine under, or pursuant to, this Agreement following the date hereof. The Company shall also engage and compensate the Developer for the provision of certain general engineering, consulting and advisory services to the Company pursuant to, and in accordance with, the terms and conditions of that certain Consulting Agreement attached hereto as Exhibit A and incorporated herein by reference.

         3.) Compensation for Design and Development of Engine and Technology. The total amount of compensation due and payable from the Company to the Developer in connection with the design and development of the Engine and Technology shall be Two Hundred Fifty Thousand Dollars ($250,000) (the "Compensation"), of which Two Hundred Thousand Dollars ($200,000) of the Compensation shall be payable in cash and the remainder shall be payable by issuance of that number of shares of the Company's common stock having a fair market value equal to Fifty Thousand Dollars ($50,000). As of the date of this Agreement, the Company and the Developer acknowledge and agree that the Company has paid to the Developer cash in the amount of One Hundred Fifty Thousand Dollars ($150,000) and has issued to the Developer 50,000 shares of common stock (pre-split) in an amount equal to Fifty Thousand Dollars ($50,000), as set forth in Subsection 3(a) below. As further described in Section 5 below, upon payment in full of the Compensation, the Company shall own all of the rights, interest and title in and to the Engine and Technology.

         (a) Amounts Already Paid as of January 14, 2003.

             (1) The Company paid the Developer cash in the amount of Forty Thousand Dollars ($40,000) on June 30, 2000.

             (2) The Company paid the Developer cash in the amount of Twenty Thousand Dollars ($20,000) on July 24, 2000.

             (3) The Company paid the Developer cash in the amount of Fifteen Thousand Dollars ($15,000) on August 15, 2000.

             (4) The Company paid the Developer cash in the amount of Thirteen Thousand Dollars ($13,000) on April 19, 2001.

             (5) The Company paid the Developer cash in the amount of Twelve Thousand Dollars ($12,000) on May 16, 2001.

             (6) The Company paid the Developer cash in the amount of Fifty Thousand Dollars ($50,000) on October 15, 2002.

             (7) The Company issued to the Developer in the name of Stan Robinson, 50,000 shares of the Company's common stock (pre-split) having a fair market value of Fifty Thousand Dollars ($50,000) on March 31, 2002.

         (b) Amounts Due and Payable after January 14, 2003. As of the date of this Agreement, the balance of the Compensation due to purchase the Engine and Technology is Fifty Thousand Dollars ($50,000) in cash.

         4.) Per Engine Fees.

         (a) Calculation of Per Engine Fee. Following the date of this Agreement, the Company shall pay the Developer a fee for each production snowmobile, and/ or product ,built for the Company at the Company's request that includes an engine which is a production version of the Engine, as follows (the "Per Engine Fee"):

              Snowmobiles Sold                  Amount of Per Engine Fee
              ----------------                  ------------------------
                  1 -- 500                               $200.00
                501 -- 1,000                             $150.00
               1,001 -- 2,000                            $100.00

         (b) Limitations on Payment of Per Engine Fees. Nothing in this Agreement or otherwise shall obligate the Company to use the Engine in any of its snowmobiles or other powersports vehicles. Assignment of the Engine and the Technology is not contingent upon the Company paying Per Engine Fees.

         (c) Minimum and Maximum Per Engine Fees. There shall be no minimum aggregate amount of Per Engine Fees under this Agreement. The aggregate maximum amount of Per Engine Fees which may be payable by the Company to the Developer under this Agreement shall not exceed Two Hundred Seventy-five Thousand Dollars ($275,000)

         (d) Payment of Per Engine Fee. The Per Engine Fee earned on engines delivered to the Company at the Company's request in a calendar quarter shall be payable to the Developer not more than fifteen (15) days after the end of such calendar quarter (i.e., April 15th, July 15th, October 15th and January 15th).

         5.) Ownership of Engine and Technology.

         (a) Exclusive License. The Developer hereby grants the Company a worldwide, exclusive license to use the Engine and the Technology in connection with the conduct of the Company's business through December 31, 2003 and the Developer shall not have any rights to use the Engine or Technology hereunder. Until such time as the Developer assigns the Engine and the Technology to the Company as provided in this Agreement, the Developer shall remain the exclusive owner of all right, title and interest in and to the Engine and the Technology. However, the Company shall indemnify and hold the Developer harmless against any liability, demands, claims, costs, losses, damages, recoveries, and expenses, including attorney fees and costs, from any and all actions and proceedings which arise out of the use of the Engine and Technology in the Company's snowmobiles or other products.

         (b) Limitations on Use and Sale. Except as specifically provided in this Agreement, the Developer shall have no right to use, transfer, sell, assign, license or otherwise dispose of all or any part of the documentation, production tooling, designs, drawings, notes, prototypes, and other documents and materials, title or interest in and to the Engine or the Technology.

         (c) Transfer of Ownership. Effective as of the date the Company pays the Developer the remaining unpaid Compensation in the amount of Fifty Thousand Dollars ($50,000), the Developer hereby agrees to immediately transfer and assign any and all right, title and interest of any kind whatsoever (collectively, the "Rights") now existing or later arising in connection with the Engine and the Technology. Both parties agree that these Rights do not include the development of "after market" parts that may have been or may be created by the Developer. The Developer further agrees that, as of the date the Company pays the Developer the remaining unpaid Compensation in the amount of Fifty Thousand Dollars ($50,000), the Engine, the Technology and the Rights shall be the sole and exclusive property of the Company and its successors and assigns, and the Company and its successors and assigns shall have the right to use or to apply for patents, copyrights or other statutory or common law protections for the Engine and the Technology in any and all countries. Developer agrees to execute an assignment of the Engine, the Technology and the Rights in a form reasonably acceptable to the Company. Upon transfer of ownership, the Company shall indemnify, defend and hold harmless the Developer, and its officers, directors, shareholders, employees and agents, against any and all liability, demands, claims, costs, losses, damages, recoveries, settlements and expenses, including attorney fees and costs, arising from any and all actions and proceedings which arise out of the development, manufacture or use of Engine and Technology in the Company's snowmobiles or other products.

         (d) Works for Hire. The Developer hereby acknowledges that all original works of authorship which are made by the Developer (solely or jointly with others) within the scope of the Developer's engagement which are protectable by copyright are "works for hire," as that term is defined in the United States Copyright Act (17 U.S.C. Section 101).

         6.) Term; Termination and Effect of Termination. This Agreement shall commence on the day and year first above written and shall continue until the Company has paid the Developer the unpaid Compensation in the amount of Fifty Thousand Dollars ($50,000). Upon termination of this Agreement, the Developer shall immediately terminate any and all uses (of any nature or manner whatsoever) of the Engine and the Technology.

         7.) Nature of Relationship. The parties hereto agree that:

         (a) Independent Contractor Status. The Developer, and its employees and agents, shall not be considered agents or employees of the Company for any purpose. The Developer shall be an independent contractor. The Company shall not exercise any supervision over the Developer in the performance of the Developer's services hereunder, nor shall the Company require the Developer's compliance with detailed orders or instructions, except observance of, and adherence to, the terms and conditions of this Agreement or the transactions contemplated hereby. The Developer, and its employees and agents, shall have no right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the Company, or to accept service of legal process addressed to or intended for the Company, or to bind the Company in any manner whatsoever.

         (b) Payment and Withholding Responsibility. The Developer acknowledges that its employees and agents are not employees of the Company and that the Developer is responsible for the payment of employment taxes, income tax withholding, employee benefits and other expenses which relate to the Developer's employees. The Developer hereby defends, indemnifies and holds the Company harmless from, and in respect of, any costs or expenses to the Company which arise from the Developer's failure to make all such payments.

         8.) Disclosure of Company Confidential Information.

         (a) Definition of Confidential Information. For purposes of this Agreement, "Confidential Information" means any information that is not generally known to the public that relates to the existing or reasonably foreseeable business of the Company which has been expressly or implicitly protected by the Company or which, from all of the circumstances, the Developer knows or has reason to know that the Company intends or expects the secrecy of such information to be maintained. Confidential Information includes, but is not limited to, information contained in or relating to pricing information, product designs, marketing plans or proposals, customer, accounting or financial information, trade practices, trade secrets and other proprietary information of the Company, whether written, oral or communicated in another type of medium, whether disclosed directly or indirectly, whether disclosed prior to or during the term of this Agreement, whether disclosed before or after the date of this Agreement, whether originals or copies, and whether or not legal protection has been obtained or sought under applicable law. The Developer shall treat all such information as Confidential Information regardless of its source and whether or not marked as confidential.

         (b) Developer Shall Not Disclose Confidential Information. The Company shall provide to the Developer reasonable quantities of Confidential Information concerning the Company and the Company's business from time to time as requested by the Developer. The Developer will not, during the term of this Agreement or following the termination of this Agreement, use, show, display, release, discuss, communicate, divulge or otherwise disclose Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, other than the Developer's attorney, without the prior written consent or authorization of the Company.

         (c) Scope. The Developer's covenant in the forgoing Subsection to not disclose Confidential Information shall not apply to information which, at the time of such disclosure, may be obtained from sources outside of the Company, or its agents, lawyers or accountants, so long as those sources did not receive the information directly or indirectly as the result of the actions of the Developer.

         (d) Title. All documents or other tangible or intangible property relating in any way to the business of the Company which are conceived or generated by, or come into the possession of, the Developer during the term of this Agreement shall be and remain the exclusive property of the Company and the Developer agrees to return all such documents, and tangible and intangible property, including, but not limited to, all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company or which relate in any way to the business, customers, products, practices or techniques of the Company and all other property of the Company, including, but not limited to, all documents which in whole or in part contain any Confidential Information of the Company which in any of these cases are in the possession or under the control of the Developer, to the Company upon the termination of this Agreement, or at such earlier time as the Company may request.

         (e) Compelled Disclosure. In the event a third party seeks to compel disclosure of Confidential Information by the Developer by judicial or administrative process, the Developer shall promptly notify the Board of Directors of the Company of such occurrence and furnish to such Board of Directors a copy of the demand, summons, subpoena or other process served upon the Developer to compel such disclosure, and will permit the Company to assume, at its expense, but with the Developer's cooperation, defense of such disclosure demand. In the event that the Company refuses to contest such a third-party disclosure demand under judicial or administrative process, or a final judicial order is issued compelling disclosure of Confidential Information by the Developer, the Developer shall be entitled to disclose such information in compliance with the terms of such administrative or judicial process or order.

         9.) Developer Representations and Warranties.

         (a) No Breach of Prior Agreements. The Developer represents and warrants that performance of the terms of this Agreement as a Developer of the Company does not and will not cause the Developer to breach any agreement, commitment or understanding the Developer has with any other party, whether formal or informal, to assign to such other party inventions the Developer may hereafter make, or to keep in confidence proprietary information of such other party which the Developer acquired or learned prior to the Developer's engagement by the Company.

         (b) Proprietary Information of Others. The Developer represents and warrants that the Developer has not brought and will not bring to the Company, or use for the benefit of the Company, any materials or documents of a former employer (which, for purposes of this Section, shall also include persons, firms, corporations and other entities for which the Developer has acted or is currently acting, as an independent contractor or Developer) that are not generally available to the public or to the trade, unless the Developer has obtained written authorization from any such person or entity permitting the Developer to retain and use said materials or documents. With respect to any materials or documents that the Developer may bring to the Company for use in the course of the Developer's engagement, the Developer hereby further represents and warrants that the Developer's use (or the Company's use) of such materials or documents will not violate the intellectual property rights of any former employer of the Developer, or any other party.

         (c) No Prior Assignment or Transfer. The Developer represents and warrants that the Developer has not prior to the date of this Agreement transferred, sold, assigned or otherwise disposed of the Developer's intellectual property rights, title and interest in and to the Engine and the Technology.

         10.) Survival of Restrictive Covenants. Sections 4, 5, 6, 7, 8, 9 and this section 10 of the Agreement shall survive the termination of this Agreement and the obligations of the parties thereunder shall continue in full force and effect.

         11.) Miscellaneous.

         (a) Entire Agreement; Modification. This Agreement, together with the exhibits attached hereto, constitute the full and complete understanding and agreement of the parties with respect to the subject matter hereof, and supersedes and nullifies any prior or contemporaneous understanding or agreement, whether written, oral or communicated in any other type of medium, between the parties relating thereto. No amendment or modification of any provision of this Agreement shall be binding unless made in writing and signed by the parties hereto.

         (b) Assignment. The rights and benefits of the Company and its permitted successors and assigns under this Agreement shall be fully assignable and transferable to any other entity (subject to that entity's assumption of the obligations hereunder): (i) which is an affiliate of the Company, as that term is defined under federal securities law; or (ii) which is not an affiliate and with which the Company has merged or consolidated, or to which it may have sold substantially all its assets in a transaction in which such entity has assumed the liabilities of the Company under this Agreement. In the event of any such assignment or transfer, all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, the successors and assigns of the Company. This Agreement shall not be assignable by the Developer without the prior written consent of the Company, which shall not be unreasonably withheld, but all obligations and agreements of the Developer hereunder shall be binding upon and enforceable against the Developer and Developer's successors and assigns.

         (c) Notices. To be effective, all notices, consents or other communications required or permitted hereunder shall be in writing. A written notice or other communication shall be deemed to have been given hereunder: (i) if delivered by hand, when the notifying party delivers such notice or other communication to the other party; (ii) if delivered by facsimile or overnight delivery service, on the first business day following the date of such notice or other communication is transmitted by facsimile or timely delivered to the overnight courier; or (iii) if delivered by mail, on the third business day following the date such notice or other communication is deposited in the U.S. mail by certified or registered mail addressed to the other party. Mailed or faxed communications shall be directed as follows unless written notice of a change of address or facsimile number has been given in writing in accordance with this Section:

          If to the Company:              Redline Performance Products, Inc.
                                          2510 Commerce Way, Suite A
                                          Vista, CA  92083
                                          ATTN:  President
                                          Facsimile No.:  (760) 598-0167

          If to the Developer:            RM Holdings
                                          2510 Commerce Way, Suite B
                                          Vista, CA 92083
                                          Attn:  Mr. Stan Robinson
                                          Facsimile No.:  (619) 374-7229

         (d) Waiver. No waiver of any term, condition or covenant of this Agreement by a party shall be deemed to be a waiver of any subsequent breach of the same or other terms, covenants or conditions hereof by such party.

         (e) Construction. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective or valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         (f) Titles. Titles to sections and subsections of this Agreement are solely for convenience and do not modify or interpret any provisions contained therein.

         (g) Representation by Counsel; Interpretation. The Company and the Developer each acknowledge that they have been, or have had the opportunity to be, represented by legal counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intent of the parties.

         (h) Attorney Fees In the event an action is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to reasonable attorney fees and costs, including all expert fees necessary.

         (i) Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to such state's choice of law provisions. Actions or proceedings litigated in connection with this Agreement, if any, shall be venued exclusively in the state and federal courts located in the County of San Diego, State of California.

         (j) Counterparts. This Agreement may be executed in separate and several counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Engine Development Agreement effective as of the day and year first above written.

Date:  January 14, 2003                     RM HOLDINGS


                                            /s/ Stan Robinson
                                            ------------------------------------
                                            Stan Robinson





Dated:  January 14, 2003                    STAN ROBINSON:


                                            /s/ Stan Robinson
                                            ------------------------------------
                                            Stan Robinson, an individual





Date:  January 14, 2003                     REDLINE PERFORMANCE PRODUCTS, INC.:


                                             /s/ Kent Harle
                                             -----------------------------------
                                             Kent Harle, CEO

                                    EXHIBIT A

                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into effective as of the 14th day of January 2003, by and between REDLINE PERFORMANCE PRODUCTS, INC., a Minnesota corporation with its principal place of business located at 2510 Commerce Way, Suite A, Vista, California 92083 (the "Company"), DV/DT ENGINEERING, INC. a California corporation, with their principal place of business located at 2510 Commerce Way, Suite B, Vista, California 92083 ("DV/DT"), and STAN ROBINSON, formally doing business as RM HOLDINGS, an individual residing in the State of California ("Robinson"). DV/DT ENGINEERING INC. and Robinson are collectively referred to herein as the "Consultant."


                                    RECITALS

         WHEREAS, the Company is in the business of designing, manufacturing and selling powersports products such as snowmobiles and ATVs;

         WHEREAS, the Consultant is knowledgeable and experienced in the design, development and manufacture of engines for powersports products;

         WHEREAS, the Company and the Consultant previously reached an oral agreement in December 1999, pursuant to which the Company would retain and compensate the Consultant to provide to the Company certain general engineering, consulting and advisory services with respect to the design, development and manufacture of snowmobiles and other products, and pursuant to which the Consultant would keep all Company proprietary information confidential and would assign any and all right, title and interest in and to all such work done for or on behalf of the Company;

         WHEREAS, the Company and the Consultant acknowledge and agree that the compensation paid to the Consultant by the Company pursuant to their prior understanding and agreement was, in part, for the Consultant's agreement that the Company would obtain and retain ownership of any and all work done for or on behalf of the Company; and

         WHEREAS, the Company and the Consultant desire to document and clarify their prior understanding and agreement regarding the Company's engagement of the Consultant to provide certain general engineering, consulting and advisory services to the Company with respect to the design, development and manufacture of snowmobiles and other powersports products for the Company, and the Consultant's acceptance of such engagement and assignment of any and all right, title and interest in and to all work done for or on behalf of the Company, pursuant to and in accordance with the terms and conditions contained in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants contained herein and the mutual benefits to be gained by performance hereof, the parties hereto agree as follows:

         1.) Engagement. The Company hereby engages the Consultant as an independent consultant and the Consultant hereby accepts the engagement upon the terms and conditions hereinafter set forth.

         2.) Description of Consulting Services. The Consultant shall, from time to time, at such times as the Company's management may reasonably request, consult with, advise, assist and perform services for the Company with respect to matters as to which the Consultant has special knowledge, competence and experience, including, without limitation, general engineering services related to the development of the Company's snowmobiles and other products. The Consultant shall assist the Company with future services to be agreed upon by the parties. With respect to particular projects, the parties shall mutually agree on the services to be performed by the Consultant on such particular projects.

         3.) Term. Except as otherwise provided in this Agreement, the obligations set forth hereunder shall commence on the date first set forth above and shall continue until December 31, 2004. Either party may terminate this Agreement upon written 60 day notice for any reason or for no reason. Both parties will use their reasonable best efforts to facilitate a smooth transition during the notice period. The Consulting Fee will be paid during the notice period.

         4.) Compensation.

         (a) Consulting Fee. As compensation to the Consultant for services rendered by the Consultant to the Company hereunder, the Company shall pay the Consultant a consulting fee of Two Thousand Dollars ($2,000) per week for total annual compensation under this term of the Agreement of One Hundred Four Thousand Dollars ($104,000) until June 30, 2003. Beginning July 1, 2003 and ending June 30, 2004, the Company shall pay the Consultant a consulting fee of Two Thousand Five Hundred Dollars ($2,500) per week for total annual compensation under this term of the Agreement of One Hundred Twenty Four Thousand Eight Hundred Dollars ($124,800). Beginning July 1, 2004 until December 31, 2004, so long as the average monthly engines being delivered under the Engine Development Agreement exceeds Fifty (50) per month per quarter, the Consulting Fee shall revert back to the Two Thousand Dollars ($2,000) per week amount for total annual compensation under this term of the Agreement of One Hundred Four Thousand Dollars ($104,000). In the event that the average delivery of engines falls below fifty (50) per month, per quarter, then the higher monthly compensation of Consultant shall be reinstated and retroactive to the beginning of said quarter. The Consulting Fee shall be payable to the Consultant not more than fifteen
         (15) days after the Company receives an invoice from the Consultant .

         (b) Expense Reimbursement. The Consultant shall be entitled to reimbursement from the Company for the reasonable expenses incurred by the Consultant pursuant to this Agreement.

         5.) Independent Contractor Status. The parties hereto agree that:

         (a) Independence. The Consultant, and its employees and agents, shall not be considered agents or employees of the Company for any purpose. The Consultant shall be an independent contractor. The Company shall not exercise any supervision over the Consultant in the performance of the Consultant's services hereunder, nor shall the Company require the Consultant's compliance with detailed orders or instructions, except observance of, and adherence to, the terms and conditions of this Agreement or the transactions contemplated hereby. The Consultant, and its employees and agents, shall have no right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the Company, or to accept service of legal process addressed to or intended for the Company, or to bind the Company in any manner whatsoever.

         (b) Payment and Withholding Responsibility. The Consultant acknowledges that its employees and agents are not employees of the Company and that the Consultant is responsible for the payment of employment taxes, income tax withholding, employee benefits and other expenses, which relate to the Consultant's employees. The Consultant hereby defends, indemnifies and holds the Company harmless from, and in respect of, any costs or expenses to the Company which arise from the Consultant's failure to make all such payments.

         (c) Indemnification. The Consultant shall indemnify and hold the Company, and its assignees, officers, directors, agents, or employees, harmless from any and all actions, proceedings, losses and costs (including, without limitation, reasonable attorneys' fees and other costs and expenses of litigation) which arise out of the negligence, recklessness or willful misconduct of the Consultant.

         6.) Results of Work Performed. For purposes of this Agreement, results of work performed shall mean documentation, designs, creations, code, improvements, original works of authorship, formulas, processes or techniques used in connection with the Redline snowmobiles or other Company products, other than the Engine and Technology as those terms are defined in an Engine Development Agreement between the parties of even date herewith. The Company and Consultant agree that all the results of work performed by the Consultant on behalf of the Company shall be the sole and exclusive property of the Company and its successors and assigns, excluding any relation to "after market" parts, pursuant to the terms of the Engine Development Agreement at Section 5 c.

         (a) Works for Hire. The Consultant hereby acknowledges that all original works of authorship which are made by the Consultant (solely or jointly with others) within the scope of the Consultant's engagement which are protectable by copyright are "works for hire," as that term is defined in the United States Copyright Act (17 U.S.C. Section 101).

         7.) Disclosure of Company Confidential Information.

         (a) Definition of Confidential Information. For purposes of this Agreement, "Confidential Information" means any information that is not generally known to the public that relates to the existing or reasonably foreseeable business of the Company which has been expressly or implicitly protected by the Company or which, from all of the circumstances, the Consultant knows or has reason to know that the Company intends or expects the secrecy of such information to be maintained. Confidential Information includes, but is not limited to, information contained in or relating to pricing information, product designs, marketing plans or proposals, customer, accounting or financial information, trade practices, trade secrets and other proprietary information of the Company, whether written, oral or communicated in another type of medium, whether disclosed directly or indirectly, whether disclosed prior to or during the term of this Agreement, whether disclosed before or after the date of this Agreement, whether originals or copies, and whether or not legal protection has been obtained or sought under applicable law. The Consultant shall treat all such information as Confidential Information regardless of its source and whether or not marked as confidential.

         (b) Consultant Shall Not Disclose Confidential Information. The Company shall provide to the Consultant reasonable quantities of Confidential Information concerning the Company and the Company's business from time to time as requested by the Consultant. The Consultant will not, during the term of this Agreement or following the termination of this Agreement, use, show, display, release, discuss, communicate, divulge or otherwise disclose Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, other than the Consultant's attorney, without the prior written consent or authorization of the Company.

         (c) Scope. The Consultant's covenant in the forgoing Subsection to not disclose Confidential Information shall not apply to information which, at the time of such disclosure, may be obtained from sources outside of the Company, or its agents, lawyers or accountants, so long as those sources did not receive the information directly or indirectly as the result of the actions of the Consultant.

         (d) Title. All documents or other tangible or intangible property relating in any way to the business of the Company which are conceived or generated by, or come into the possession of, the Consultant during the term of this Agreement shall be and remain the exclusive property of the Company and the Consultant agrees to return all such documents, and tangible and intangible property, including, but not limited to, all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company or which relate in any way to the business, customers, products, practices or techniques of the Company and all other property of the Company, including, but not limited to, all documents which in whole or in part contain any Confidential Information of the Company which in any of these cases are in the possession or under the control of the Consultant, to the Company upon the termination of this Agreement, or at such earlier time as the Company may request.

         (e) Compelled Disclosure. In the event a third party seeks to compel disclosure of Confidential Information by the Consultant by judicial or administrative process, the Consultant shall promptly notify the Board of Directors of the Company of such occurrence and furnish to such Board of Directors a copy of the demand, summons, subpoena or other process served upon the Consultant to compel such disclosure, and will permit the Company to assume, at its expense, but with the Consultant's cooperation, defense of such disclosure demand. In the event that the Company refuses to contest such a third-party disclosure demand under judicial or administrative process, or a final judicial order is issued compelling disclosure of Confidential Information by the Consultant, the Consultant shall be entitled to disclose such information in compliance with the terms of such administrative or judicial process or order.

         8.) Subsequent Competition.

         (a) Other Snowmobile Manufacturers. During the Consultant's engagement by the Company, and for a period of one (1) year thereafter, except as noted below, the Consultant shall not, either directly or indirectly, either alone or in concert with others, perform any work related to the design, development, or manufacture of snowmobiles for or on behalf of any other person or entity involved, directly or indirectly, in the design, development, or manufacture of snowmobiles or otherwise in the snowmobile industry. In the event that there is a change of control of the Company while Consultant is still engaged for service with the Company, in that Kent Harle resigns, is terminated, or is no longer an Executive Officer of the Company, the term of this section will be reduced from one (1) year to six (6) months and the Consultant will be provided with six (6) months paid notice of termination if the Company terminates this Agreement before the expiration. In addition, if the Company files for bankruptcy or ceases operations, the terms of this section will immediately become null and void.

         (b) Nature of Restrictions. The Company shall construe nothing contained in this Agreement to prevent the Consultant from engaging in a lawful profession, trade or business after the termination of the Consultant's engagement. The Company with respect to its Confidential Information and intellectual property shall construe this Agreement only as one that prohibits the Consultant from engaging in acts which are unfair to the Company, and which are in violation of the confidence and trust reposed in the Consultant.

         9.) Solicitation of Company Employees. During the Consultant's engagement by the Company, and for a period of one (1) year thereafter, the Consultant will not, directly or indirectly, alone or in concert with others, solicit any of the Company's employees, except for Brett Marshall, for employment or other engagement by any other company which is, by any reasonable standard, in competition with the Company. The Consultant understands that the above restraint is necessary in order to reduce the risk that the Company's Confidential Information will be disclosed to and used by its competitors to its detriment.

         10.) Survival of Restrictive Covenants. The provisions of Sections 5, 6, 7, 8, 9 and this Section 10 of this Agreement shall survive the expiration of the term of the Consultant's engagement hereunder, and shall be binding upon the Consultant following the termination of the Consultant's engagement under this Agreement.

         11.) Miscellaneous.

         (a) Nondisclosure of Agreement. The parties agree that this Agreement, and its terms and conditions, shall remain confidential and shall not be disclosed by the Consultant to any person except by order of a court of competent jurisdiction or with the prior written consent of the Company.

         (b) Entire Agreement; Modification. This Agreement, together with the exhibits attached hereto, constitutes the full and complete understanding and agreement of the parties with respect to the services to be provided by the Consultant to the Company, and supersedes and nullifies any prior or contemporaneous understanding or agreement, whether written, oral or communicated in any other type of medium, between the parties relating thereto. No amendment or modification of any provision of this Agreement shall be binding unless made in writing and signed by the parties hereto.

         (c) Assignment. The rights and benefits of the Company and its permitted successors and assigns under this Agreement shall be fully assignable and transferable to any other entity (subject to that entity's assumption of the obligations hereunder): (i) which is an affiliate of the Company, as that term is defined under federal securities law; or (ii) which is not an affiliate and with which the Company has merged or consolidated, or to which it may have sold substantially all its assets in a transaction in which such entity has assumed the liabilities of the Company under this Agreement. In the event of any such assignment or transfer, all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, the successors and assigns of the Company. This Agreement shall not be assignable by the Consultant without the prior written consent of the Company, consent shall not be unreasonably withheld, but all obligations and agreements of the Consultant hereunder shall be binding upon and enforceable against the Consultant and Consultant's successors and assigns.

         (d) Notices. To be effective, all notices, consents or other communications required or permitted hereunder shall be in writing. A written notice or other communication shall be deemed to have been given hereunder: (i) if delivered by hand, when the notifying party delivers such notice or other communication to the other party; (ii) if delivered by facsimile or overnight delivery service, on the first business day following the date of such notice or other communication is transmitted by facsimile or timely delivered to the overnight courier; or (iii) if delivered by mail, on the third business day following the date such notice or other communication is deposited in the U.S. mail by certified or registered mail addressed to the other party. Mailed or faxed communications shall be directed as follows unless written notice of a change of address or facsimile number has been given in writing in accordance with this
         Section:

         If to the Company:                 Redline Performance Products, Inc.
                                            2510 Commerce Way, Suite A
                                            Vista, CA  92083
                                            ATTN:  President
                                            Facsimile No.:  (760) 598-0167

         If to the Consultant:              DV/DT Engineering, Inc.
                                            2510 Commerce Way, Suite B
                                            Vista, CA 92083
                                            Attn:  Mr. Stan Robinson
                                            Facsimile No.:  (619) 374-7229

         (e) Waiver. No waiver of any term, condition or covenant of this Agreement by a party shall be deemed to be a waiver of any subsequent breach of the same or other terms, covenants or conditions hereof by such party.

         (f) Construction. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective or valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         (g) Titles. Titles to sections and subsections of this Agreement are solely for convenience and do not modify or interpret any provisions contained therein.

         (h) Representation by Counsel; Interpretation. The Company and the Consultant each acknowledge that they have been, or have had the opportunity to be, represented by legal counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intent of the parties.

         (i) Attorney Fees In the event an action is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to reasonable attorney fees and costs, including all expert fees necessary.

         (j) Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to such state's choice of law provisions. Actions or proceedings litigated in connection with this

         Agreement, if any, shall be venued exclusively in the state and federal courts located in the County of San Diego, State of California.

         (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.



                            (Signature page follows)

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement effective as of the day and year first above written.




Date:  January 14, 2003                     DV/DT ENGINEERING, Inc.


                                            /s/ Stan Robinson
                                            ------------------------------------
                                            Stan Robinson, President





Dated:  January 14, 2003                    STAN ROBINSON:


                                            /s/ Stan Robinson
                                            ------------------------------------
                                            Stan Robinson, an individual





Date:  January 14, 2003                     REDLINE PERFORMANCE PRODUCTS, INC.:


                                            /s/ Kent Harle
                                            ------------------------------------
                                            Kent Harle, CEO